UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2010

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:(203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On February 23, 2010, the Board of Directors of Alexion Pharmaceuticals, Inc. appointed Andreas Rummelt, Ph.D., as a director of Alexion, effective immediately. Most recently, Dr. Rummelt served as a member of the Executive Committee of Novartis from 2006 to 2010, where he was also Group Head of Quality Assurance and Technical Operations from 2008 to 2010. Dr. Rummelt will serve as a member of the Pharmaceutical Compliance and Quality Committee and the Audit Committee.

There are no transactions and no proposed transactions between Dr. Rummelt (or any member of his immediate family) and Alexion (or any of its subsidiaries), and there is no arrangement or understanding between Dr. Rummelt and any other person or entity pursuant to which Dr. Rummelt was appointed as a director of Alexion.

As an Alexion director, Dr. Rummelt is entitled to receive an annual cash retainer of $57,000, which will be prorated for fiscal year 2010. Upon his election, Dr. Rummelt received (a) a grant of stock options to purchase 5,486 shares of Alexion’s common stock, having an exercise price of $48.72, the closing price of Alexion’s common stock on the grant date of February 23, 2010, and (b) a restricted stock award of 3,892 shares of Alexion’s common stock. The inaugural options vest in three equal annual installments over three years and the restricted stock award vests in full on February 23, 2011. Further, in accordance with Alexion’s director compensation policy, Dr. Rummelt is entitled to receive a restricted stock award having a value of $183,000 based on the sixty day trailing average market price of Alexion’s common stock, awarded in January of each year and vesting on the first anniversary of the grant date; and a grant of stock options to purchase shares of common stock having a value equivalent to $122,000 calculated using the Black-Scholes model, typically granted upon re-election to the Board in May. Each such stock option has an exercise price equal to the closing price of the stock on the grant date and vests in four equal quarterly installments over one year.

A copy of the press release announcing Dr. Rummelt’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Alexion Pharmaceuticals, Inc. on February 24, 2010 announcing the appointment of Dr. Andreas Rummelt to the Board of Directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

	By:	/S/ THOMAS I.H. DUBIN
Date: February 24, 2010	Name:	Thomas I. H. Dubin
	Title:	Senior Vice President and General Counsel